SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM 8-K
                                 CURRENT REPORT

                     Pursuant to Section 13 or 15(d) of the
                        Securities Exchange Act of 1934

          Date of Report (Date of earliest event reported) May 7, 1999

                             SMITHFIELD FOODS, INC.
             (Exact name of registrant as specified in its charter)

           VIRGINIA                  0-2258            52-0845861
       (State or other            (Commission         (IRS Employer
jurisdiction of incorporation     File Number)     Identification No.)

      200 COMMERCE STREET
     SMITHFIELD, VIRGINIA                                 23430
(Address of principal executive offices)               (Zip Code)

Registrant's telephone number, including area code (757) 365-3000

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ITEM 2. ACQUISITION OR DISPOSITION OF ASSETS

Smithfield Foods, Inc. ("Smithfield Foods") on May 7, 1999 completed the acquisition of Carroll's Foods, Inc. and its affiliated companies and partnership interests ("Carroll's Foods") for 4.2 million shares of Smithfield Foods, Inc. common stock and the assumption of approximately $231 million in debt, plus other liabilities. Friday's closing price of Smithfield Foods, Inc. common stock on the Nasdaq Stock Market was $26.50.

The acquisition includes 100% of the capital stock of Carroll's Foods, Inc.; Carroll's 50% interest in Smithfield-Carroll's; Carroll's 16% interest in Circle Four; Carroll's 50% interest in Tar Heel Turkey Hatchery, 100% of Carroll's turkey grow-out operation, Carroll's 49% interest in Carolina Turkeys, and certain hog production interests in Brazil and Mexico. Carroll's Foods, Inc. is the second largest hog production company in the U.S. and is headquartered in Warsaw, North Carolina. Smithfield-Carroll's is a hog production partnership with Smithfield Foods, headquartered in Waverly, Virginia. Circle Four is a hog production partnership with Smithfield Foods headquartered in Milford, Utah. Carolina Turkeys is a turkey processing partnership with Maxwell Farms, Inc., headquartered in Mount Olive, North Carolina, which produces approximately 290 million pounds of fresh turkeys and approximately 110 million pounds of processed turkey meats annually.

The final acquisition price is substantially less than the $500 million transaction value contained in the previously disclosed Letter of Intent executed by the parties on February 25, 1999. The revised purchase price was mutually agreed to in negotiations between the parties subsequent to the execution of the Letter of Intent. "The final purchase price more accurately reflects the value of Carroll's Foods. Based on this purchase price, Carroll's Foods production costs are as competitive as any in the hog production industry and, based on what we expect for hog prices going forward, the acquisition will be accretive to Smithfield Foods earnings in fiscal 2000," Joseph W. Luter, III, Chairman and CEO of Smithfield Foods, said.

The acquisition of Carroll's Foods makes Smithfield Foods the largest hog producer in the world, which complements its position as the largest pork processing company in the world. In addition, the Company has taken a major step toward achieving its long term strategic goal of becoming more vertically integrated by increasing its level of vertical integration to approximately 30% from its prior level of approximaetly 14%. The Company expects to produce approximately 5.6 million hogs and process approximately 19 million hogs in fiscal 2000.

"This single transaction accomplished what the Company had otherwise hoped to achieve in added hog production over the next five to 10 years, assuming such new production could even be added or developed given the current political and environmental climate in existence today." Luter said. He went on to say that the added hog production will further insulate the Company from the effects of major market swings in hog prices and fresh pork margins.

"This acquisition has put Smithfield Foods at what we consider to be an optimum and prudent level of vertical integration. As a consequence, we have no plans to increase our level of hog production in the United States in any significant way in the foreseeable future," Luter stated.

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Going forward, the Carroll's Foods businesses will be conducted as a separate operating unit of Smithfield Foods that will be managed by its present management team which will remain substantially intact. "This is consistent with the Company's operating philosophy that permits its separate operating units a great deal of autonomy under their own management teams," Luter stated. He also said that the Company has worked very closely with Carroll's over the last decade and that he was very comfortable with Carroll's Foods management team.

Separately, the Company's Board of Directors approved the purchase by the Company of up to 2 million shares of its common stock from time to time in the open market or in private transactions.

Smithfield Foods, a major marketer of fresh pork and processed meats, includes among its brands Smithfield Lean Generation Pork, Smithfield Premium, Gwaltney, John Morrell, Patrick Cudahy, Lykes, Esskay, Kretschmar, Valleydale, Jamestown, Dinner Bell, Realean, Patrick's Pride, Great, Tobin's First Prize, Peyton's, Curly's, Ember Farms and others.

This news release may contain "forward-looking" information within the meaning of the federal securities laws. The forward-looking information may include statements concerning the Company's outlook for the future, as well as other statements of beliefs, future plans and strategies or anticipated events, and similar expressions concerning matters that are not historical facts. Forward-looking statements are subject to risks and uncertainties that could cause actual results to differ materially from those expressed in, or implied by, the statements. The risks include availability and prices of raw materials, product pricing, the competitive environment and related market conditions, operating efficiencies, access to capital and actions of domestic and foreign governments.

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ITEM 7.  FINANCIAL STATEMENTS AND EXHIBITS

     (a) Financial Statements.

     As of the date of filing of this Current Report on Form 8-K, it is impracticable for the Company to provide the financial statements required by this Item 7(a). In accordance with Item 7(a)(4) of Form 8-K, the registrant expects to file such financial statements by amendment to this Form 8-K no later than July 21, 1999.

     (b) Pro Forma Financial Information.

     As of the date of filing of this Current Report on Form 8-K, it is impracticable for the Company to provide the pro forma financial information required by this Item 7(b). In accordance with Item 7(b) of Form 8-K, the registrant expects to file such pro forma financial information by amendment to this Form 8-K no later than July 21, 1999.

     (c) Exhibits.

         Exhibit 2.1 Acquisition Agreement among Smithfield Foods, Carroll's Foods and certain affiliates, Carroll M. Baggett, James
                      O. Mathews and Jeffrey S. Matthews, dated as of May 3, 1999 (exhibits as executed are filed below as exhibits 2.2, 2.3 and 2.4) (schedules are omitted, but the registrant hereby agrees upon request of the Commission to furnish schedules supplementally).

         Exhibit 2.2 Escrow Agreement among Smithfield Foods, Carroll M. Baggett, James O. Matthews, Jeffrey S. Matthews and McGuire, Woods, Battle & Boothe LLP, dated as of May 7, 1999.

         Exhibit 2.3 Agreement with Shareholders by and between Smithfield Foods and each of Jeffrey S. Matthews, Carroll M. Baggett and James O. Matthews, dated as of May 7, 1999.

         Exhibit 2.4 Registration Rights Agreement by and between Smithfield Foods and each of Jeffrey S. Matthews, Carroll M. Baggett and James O. Matthews, dated as of May 7, 1999.

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                                   SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.


                                            SMITHFIELD FOODS, INC.
                                            (Registrant)


                                        By: /s/ Aaron D. Trub
                                            -------------------------
                                                (Signature)

                                                Aaron D. Trub

Dated:  May 11, 1999